Company Contact:
Paul Dascoli
Chief Financial Officer
(614) 474-4300

Media Contact:
Barbara Coleman
Corporate Communications
(614) 474-4083, bcoleman@express.com
Investor Contacts:
ICR, Inc.
Allison Malkin / Anne Rakunas
(203) 682-8200 / (310) 954-1113

SPECIALTY RETAILER EXPRESS ANNOUNCES SONA CHAWLA
APPOINTMENT TO THE BOARD OF DIRECTORS

Columbus, Ohio, August 1, 2012 - Express, Inc. (NYSE: EXPR), a specialty retail apparel chain operating over 600 stores, today announced that Sona Chawla has been appointed to its Board of Directors as a Class III director, effective today. Ms. Chawla is President of E-Commerce and an officer for Walgreens, the nation's largest drugstore chain operating 7,907 drugstores across the U.S., Puerto Rico and online. Michael Weiss, Chairman of the Board and the Company's President and Chief Executive Officer commented: “I am pleased to welcome Sona to the Board. Sona's particular knowledge and experience in e-commerce, marketing, strategy and general management will be extremely beneficial to Express as we continue to deliver on our four pillars of growth, particularly e-Commerce.”

Ms. Chawla has served as President of E-Commerce at Walgreens since January of 2011. She was previously Senior Vice President, E-Commerce. Before joining Walgreens, Ms. Chawla served as Vice President, Global Online Business at Dell, Inc. Prior to Dell, she held a number of positions with Wells Fargo including Executive Vice President of Online Sales, Service and Marketing.

Ms. Chawla will also serve on the Company's Compensation and Governance Committee.

Following this announcement, the Board will include seven members, six of whom are independent, and each of whom possesses significant professional experience, particularly in the financial, retail and business services sectors both domestically and internationally.

About Express, Inc.:
Express is a specialty apparel and accessories retailer of women's and men's merchandise, targeting the 20 to 30 year old customer. The Company has over 30 years of experience offering a distinct combination of fashion and quality for multiple lifestyle occasions at an attractive value addressing fashion needs across work, casual, jeanswear, and going-out occasions. The Company currently operates over 600 retail stores, located primarily in high-traffic shopping malls, lifestyle centers, and street locations across the United States, in Canada and in Puerto Rico, and also distributes its products through the Company's e-commerce website, www.express.com.

Forward-Looking Statements:

Certain statements in this press release are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not directly relate to any historical or current fact and include, but are not limited to, future company growth. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are (1) changes in consumer spending and general economic conditions; (2) our ability to identify and respond to new and changing fashion trends, customer preferences and other related factors; (3) fluctuations in our sales and results of operations on a seasonal basis and due to store events, promotions and a variety of other factors; (4) increased competition from other retailers; (5) the success of the malls and shopping centers in which our stores are located; (6) our dependence upon independent third parties to manufacture all of our merchandise; (7) our growth strategy; and (8) our dependence on a strong brand image. Additional information concerning these and other factors can be found in Express, Inc.'s filings with the United States Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.